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                              METRO NETWORKS, INC.
  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METRO NETWORKS, INC.
     FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 22, 1999

    The undersigned stockholder of Metro Networks, Inc., a Delaware corporation ("Metro"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, dated August 24, 1999, and the Joint Proxy Statement/Prospectus, dated August 20, 1999, and hereby appoints Charles I. Bortnick and Shane E. Coppola, and either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to represent the undersigned, and to vote all shares of Common Stock, par value $0.001 per share ("Common Stock"), and Series A Convertible Preferred Stock, par value $0.001 per share ("Preferred Stock"), of Metro Networks, Inc. that the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held on September 22, 1999, and any adjournment or postponement thereof:

    1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 1, 1999 (as amended, the "Merger Agreement"), by and among Westwood One, Inc., a Delaware corporation ("Westwood"), Metro and Copter Acquisition Corp., a Delaware corporation ("Merger Sub"), pursuant to which, among other things, (1) Merger Sub will be merged with and into Metro, with Metro surviving the merger as a wholly-owned subsidiary of Westwood, (2) each outstanding share of Common Stock that is outstanding immediately prior to the merger will be converted into 1.5 shares of common stock, par value $0.01 per share, of Westwood, (3) each outstanding share of Preferred Stock that is outstanding immediately prior to the merger will be converted into 1.5 shares of Westwood preferred stock having terms substantially identical to the terms of the Preferred Stock, and (4) each outstanding option to acquire shares of Common Stock that is outstanding immediately prior to the merger will be converted into an option to acquire shares of Westwood common stock in such amount and at such exercise price as set forth in the Merger Agreement.

      / / FOR                    / / AGAINST                    / / ABSTAIN

    2. In the discretion of the proxy holders, to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

              (CONTINUED AND TO BE DATED AND SIGNED ON THE OTHER SIDE)
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    THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IN THE ABSENCE OF
SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THIS PROXY IS VOTED "AGAINST" THE APPROVAL AND ADOPTION THE MERGER AGREEMENT, SUCH DISCRETIONARY AUTHORITY WILL NOT BE USED TO VOTE THIS PROXY FOR THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTER WHICH IS TO BE PRESENTED FOR ACTION AT THE SPECIAL MEETING OTHER THAN THE MATTERS SET FORTH HEREIN.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF METRO VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

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                                                                            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE
                                                                            ENCLOSED ENVELOPE.

                                                                            Signature:

                                                                            --------------------------------------------------------

                                                                            --------------------------------------------------------

                                                                            Date: , 1999

                                                                            NOTE: Please sign exactly as name appears hereon. Joint
                                                                            owners should each sign. When signing in a fiduciary or
                                                                            representative capacity, please give full title as such.
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